UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

FORM 10/A

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

DATONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1591157
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7325 Oswego Road, Liverpool, NY	13090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 451-7515

With Copies to:

Benjamin Tan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor,

New York, NY 10006

Telephone: (212) 930-9700

Securities to be registered under Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

N/A	N/A

Securities to be registered under Section 12 (g) of the Act:

Common Stock, par value $0.0001 per share

(Title of Class)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  □

  Accelerated filer  □

Non-accelerated filer  □ (Do not check if a smaller reporting company)   Smaller reporting company ☒

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DATONE INC.

INFORMATION REQUIRED IN INFORMATION STATEMENT

Our Information Statement is Exhibit 99.1 to this Form 10/A. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10/A can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”; “The Distribution”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; “Our Business”; and “Where You Can Find More Information”

1A.	Risk Factors	Not applicable.

2.	Financial Information	“Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Description of Property	“Our Business - Description of Property”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers, Promoters and Control Persons	“Management”

6.	Executive Compensation	“Management - Executive Compensation”

7.	Certain Relationships and Related Transactions and Director Independence	“Certain Relationships and Related Transactions”

8.	Legal Proceedings	“Our Business - Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “The Distribution”; “Dividend Policy”; and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	Not Applicable.

11.	Description of Registrant’s Securities to be Registered	“Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Liability and Indemnification of Officers, Directors and Others”

13.	Financial Statement and Supplementary Data	“Index to Financial Statements” and the financial statements referenced thereon.

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14.	Changes in and Disagreements with Accountants	“Our Business - Changes In and Disagreements with Accountants”

15.	Financial Statements and Exhibits	“Index to Financial Statements” and the financial statements referenced thereon.

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Datone, Inc.*

3.2	Bylaws of Datone, Inc.*

10.1	Trust Agreement between Eastern Environment Solutions, Corp. (formerly known as USIP.Com, Inc.) and Carl Worboys.*

10.2	Lease Agreement dated January 1, 2007.

23.1	Consent from Moore & Associates, Chartered

99.1	Information Statement dated July 16, 2008

* Incorporated by reference to the Company’s filing on Form 10-SB on February 1, 2008.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATONE, INC.

Date: July 16, 2008	/s/ Craig Burton By: Craig Burton
Title: Chief Executive Officer

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